        As filed with the Securities and Exchange Commission on May 21, 1999
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                           INFORMATION ADVANTAGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                            7372                 41-1718445
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                             7807 CREEKRIDGE CIRCLE
                        BLOOMINGTON, MINNESOTA 55439-2646
          (Address, including Zip Code, of Principal Executive Offices)
                                 --------------

                           INFORMATION ADVANTAGE, INC.
                           1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                                 --------------

     KURT L. BETCHER                              COPIES TO:
     Chief Financial Officer                      BRIAN D. WENGER, ESQ.
     7807 Creekridge Circle                       BRETT D. ANDERSON, ESQ.
     Bloomington, Minnesota 55439-2646            Briggs and Morgan
     (612) 833-3700                               Professional Association
     (Name, Address, including Zip Code,          2400 IDS Center
     and Telephone Number, including Area         Minneapolis, Minnesota 55402
     Code, of Agent for Service)                 (612) 334-8400

                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed            Proposed
                                                                     Maximum             Maximum          Amount of
                                                 Amount To Be     Offering Price         Aggregate       Registration
     Title of Securities To Be Registered       Registered(1)      Per Share(2)       Offering Price         Fee
----------------------------------------------  -------------     --------------      --------------     ------------
 1997 EQUITY INCENTIVE PLAN

   Options to purchase Common Stock  . . .         507,871             N/A                  N/A              N/A


   Common Stock (par value $0.01)  . . . . .    507,871 shares      $4.078125           $2,071,162           $576

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(1)  This Registration Statement shall also cover any additional shares of
     Common Stock which become issuable under the 1997 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq National Market on May 17, 1999.

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--------------------------------------------------------------------------------

                       REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed by Information Advantage, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 507,871 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), which will be issued pursuant to the Company's 1997 Equity Incentive Plan (the "Plan"). Of such shares, (a) 107,871 represent those which were previously available for grant under the Company's 1992 Stock Option Plan and (b) 400,000 represent the automatic increase in the number of shares reserved for issuance under the Plan which took place on February 1, 1999. A total of 1,000,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the SEC on January 21, 1998 (Registration No. 333-44635), and the information contained therein is hereby incorporated by reference herein.

                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Information Advantage, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents, or portions of documents, previously filed (File No. 000-23475) with the SEC:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, filed with the SEC on April 30, 1999.

          (b) The description of the Company's outstanding Common Stock contained in its Registration Statement on Form 8-A filed with the SEC on December 5, 1997, including any amendment or report filed for the purpose of updating such description.

          (c) The Company's Definitive Schedule 14A (Proxy Statement) filed on May 11, 1999, relating to the Company's Annual Meeting of Stockholders to be held on June 22, 1999.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Exhibit
Number    Description
--------  -----------
4.1 Certificate of Incorporation, as amended and restated (incorporated by reference to the Company's Annual Report on Form 10-K
          (File No. 000-23475) filed on April 30, 1999).

4.2 Bylaws, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37707) filed on October 10, 1997).

4.3 Specimen Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37707) filed on October 10, 1997).

4.4 1993 Stock Purchase Agreement (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37707) filed on October 10, 1997).

4.5 Rights Agreement dated as of March 1, 1999, between Information Advantage, Inc. and Norwest Bank Minnesota, National Association, as Rights Agent, which includes, as exhibits, the Form of Certificate of Designations of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock, the Form of Right Certificate, and the Form of Summary of Rights (incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 000-23475) filed on March 4, 1999).

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

23.3      Consent of Ernst & Young LLP.

24.1      Powers of Attorney (included on Signature Page).

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on the 21st day of May, 1999.

                              INFORMATION ADVANTAGE, INC.


                              By /s/ Larry J. Ford
                                 ---------------------------------------
                                   Larry J. Ford
                                   President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Ford and Kurt L. Betcher, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        NAME                               TITLE                                      DATE
        ----                               -----                                      ----
/s/ Larry J. Ford            President, Chief Executive Officer and                 May 21, 1999
---------------------------  Director (Principal Executive Officer)
Larry J. Ford


/s/ Kurt L. Betcher          Vice President, Chief Financial Officer                May 21, 1999
---------------------------  (Principal Financial and Accounting Officer)
Kurt L. Betcher


/s/ Richard L. Tanler        Chairman of the Board of Directors and Senior Vice     May 21, 1999
---------------------------  President, Strategic Planning and Marketing
Richard L. Tanler



        NAME                         TITLE                                      DATE
        ----                         -----                                      ----
/s/ Ronald E.F. Codd                 Director                                 May 21, 1999
---------------------------
Ronald E.F. Codd



/s/ Promod Haque                     Director                                 May 21, 1999
---------------------------
Promod Haque


/s/ Donald R. Hollis                 Director                                 May 21, 1999
---------------------------
Donald R. Hollis


/s/ Jay H. Wein                      Director                                 May 21, 1999
---------------------------
Jay H. Wein

/s/ William H. Younger, Jr.          Director                                 May 21, 1999
---------------------------
William H. Younger, Jr.


                                  EXHIBIT INDEX


Exhibit
Number    Description
--------  -----------
4.1 Certificate of Incorporation, as amended and restated (incorporated by reference to the Company's Annual Report on Form 10-K
          (File No. 000-23475) filed on April 30, 1999).

4.2 Bylaws, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37707) filed on October 10, 1997).

4.3 Specimen Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37707) filed on October 10, 1997).

4.4 1993 Stock Purchase Agreement (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37707) filed on October 10, 1997).

4.5 Rights Agreement dated as of March 1, 1999, between Information Advantage, Inc. and Norwest Bank Minnesota, National Association, as Rights Agent, which includes, as exhibits, the Form of Certificate of Designations of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock, the Form of Right Certificate, and the Form of Summary of Rights (incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 000-23475) filed on March 4, 1999).

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

23.3      Consent of Ernst & Young LLP.

24.1      Powers of Attorney (included on Signature Page).